UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

Explanatory Note

On December 3, 2013, Kite Realty Group Trust (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission. We are filing this Form 8-K/A to amend the disclosure in Item 2.01 of the Original 8-K to correct the amount of borrowing under our unsecured revolving credit facility relating to the Portfolio Acquisition. The second sentence of the third paragraph of Item 2.01 is hereby amended and restated in its entirety, as follows: “The gross aggregate purchase price of approximately $304 million, as reduced by certain adjustments in an aggregate amount of approximately $3 million, in accordance with the terms of the Purchase Agreement, was funded through a combination of net proceeds from a November 2013 equity offering of approximately $217 million and net borrowings under our unsecured revolving credit facility of approximately $87 million.” Except as set forth in the preceding sentence, no other changes have been made to the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

December 4, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer